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                                                                   Exhibit 10.79

                       RELEASE AND SETTLEMENT AGREEMENT




     THIS AGREEMENT made and entered into by and between Dallas Parkway Properties, Incorporated ("DPPI") and Polyphase Corporation ("Polyphase").



                                   RECITALS
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     WHEREAS on or about the 29th day of August, 1997, DPPI loaned Polyphase approximately $1.1 Million Dollars ($1,100,000.00) from the proceeds of a loan obtained by DPPI and which Polyphase guaranteed to the lender. (See Guarantee Agreement, a copy of which is attached hereto and made a part hereof as Exhibit
A):



     WHEREAS Polyphase in a transaction of even date herewith exchanged its stock in DPPI for shares of stock of Tollway Properties, Inc. DPPI and Polyphase have agreed that by this agreement any amounts due and owing by Polyphase to DPPI shall be settled pursuant to the terms and conditions of this agreement and that Polyphase shall be forever released from any further obligations which may be due and owing to Dallas Parkway Properties.



     Therefore, in consideration the premises and other good and valuable consideration the parties hereby agree as follows:



                                      I.



     In exchange for its Guarantee Agreement as described in Exhibit A and for the payments made by Polyphase for the preservation of the assets of DPPI beginning on the 29th day of August, 1997, DPPI agrees to accept such consideration as full and final settlement for that certain loan made to Polyphase on or about the 29th day of August, 1997, in the amount of approximately $1.1 Million Dollars ($1,100,000.00).



                                      II.



     Except for the obligations and rights especially set forth and reserved by this agreement, DPPI does hereby release, quit and forever discharge Polyphase and its respective agents, servants and employees, successors, heirs, legal representatives and its, officers, directors, shareholders and all persons natural or corporate, in privity with them, from any and all claims, causes of action (including without limitation all claims for injunctive or declaratory relief), or controversies of any kind whatsoever, whether known or unknown, whether accrued or to accrue, including but not limited to, claims at common law, pursuant to the laws of the United States and any state thereof, or pursuant to any laws or statutes arising out of, or in connection with, that certain loan to Polyphase herein above described.

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                                     III.



     This document contains the entire Agreement between the parties and supersedes any and all prior agreements, arrangements or understandings with regard to the subject matter hereof. Amendments to this Agreement may only be made in writing and shall be signed by all the parties hereto.



                                      IV.


     The parties agree that as a part of the consideration for this Agreement and before executing this instrument each party hereto has been fully informed of the terms, contents conditions and effects of this document; that in executing this document and negotiating the terms thereof, each has had the benefit of the advice of attorneys of its own choosing; and that no promise or representation of any kind has been made to any party by another party hereto, or anyone acting for them, except as is expressly stated in this instrument. The parties represent that they have relied completely and solely on their own judgement and the advice of their own attorneys in executing this instrument.



                                      V.


     The parties agree that the consideration described in this document, and the agreement and covenants set forth herein are given by the parties in compromise and settlement of a disputed claim in order that each party may buy its peace. Such consideration, agreement and covenants are in no way to be construed as an admission of liability on the part of any party hereto. Each party specifically denies any such liability or responsibility and specifically denies all such allegations made against such party.



                                      VI.


     The parties agree that the statements, representations, agreements and covenants contained herein are to be contractual in nature and not mere recitations of fact. The agreement and covenants herein shall be binding upon the parties, their heirs, successors, assigns, administrators, executors and legal representatives forever.



                                     VII.


     Whenever herein the singular number is used, the same shall include the plural where appropriate, the words of any gender shall include each other gender where appropriate.

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                                     VIII.


     All parties agree that they shall bear their own costs and attorney fees in relation to this Agreement.



                                      IX.


     The parties agree that if it is determined by any court that any party has failed to perform its obligations herein, then the prevailing party or parties shall be entitled to recover reasonable attorneys fees, court costs, and other reasonable expenses incurred in the enforcement of the rights and obligations set forth in this agreement.



                                      X.


     That parties agree that upon the request of any of the parties, they will execute and deliver such further documents as may reasonably be required to effect any of the terms contained in this Agreement.



                                      XI.


     It is understood and agreed that this Agreement may be executed in any number of identical counterparts, each of which shall be deemed an original for all purposes.



                                     XII.


     Each party executing this document on behalf of an entity warrants that he is fully authorized to do so and agrees that he will fully indemnify any and all damages incurred by the other parties if he is not so authorized.



     Each party further warrants and represents that each said party will not discuss any of such matters with any person other than his or her attorney after the date hereof, except as provided herein.



AGREED and ACCEPTED this 1st day of November, 1997.



POLYPHASE CORPORATION                     DALLAS PARKWAY PROPERTIES, INC.


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Chairman                                  President

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